Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE
October 29, 2007	Media contacts:
Peter Thonis
212-395-2355 peter.thonis@verizon.com

Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Reports Continued Success in 3Q 2007

Results Reflect Another Quarter of Strong Wireless and FiOS Customer Growth

3Q 2007 HIGHLIGHTS

Consolidated Results

•	44 cents in EPS and 63 cents in adjusted EPS (non-GAAP), compared with EPS for the same quarter last year of 53 cents and 55 cents, respectively, before discontinued operations.

•	$23.8 billion in revenues, up 5.8 percent; up 6.0 percent on an adjusted basis (non-GAAP).

•	$4.2 billion in operating income, up 19.0 percent.

Wireless

•

1.8 million net retail customer additions, 1.6 million total net customer additions after reductions in wholesale customers, 61.8 million retail (non-wholesale) customers and 63.7 million total customers.

•	1.21 percent retail and 0.96 percent retail post-paid churn — industry lows.

•

14.4 percent increase in total revenues — largest U.S. wireless company based on total revenues; data revenues up 63.4 percent; highest-ever service and data ARPU; 44.7 percent EBITDA margin (non-GAAP).

Wireline

•	202,000 net new FiOS TV customers, 717,000 total FiOS TV customers; more than 1.5 million total video customers, including satellite TV.

•	229,000 net new FiOS Internet customers, 1.3 million total FiOS Internet customers; 8.0 million total broadband connections (FiOS Internet and DSL), up 21.3 percent.

•	28.6 percent increase in Verizon Business revenues from strategic services (IP and managed services); total Verizon Business adjusted revenue growth (non-GAAP) of 2.2 percent.

Verizon News Release, page 2

Note: Comparisons are year over year unless otherwise noted. Prior-period amounts have been reclassified to reflect comparable results. See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this news release. Discontinued operations include Verizon Information Services, as well as Verizon’s interests in Verizon Dominicana C. por A. and Telecomunicaciones de Puerto Rico, Inc. The dispositions of these non-strategic businesses were completed on Nov. 17, 2006; Dec. 1, 2006; and March 30, 2007, respectively.

NEW YORK — Verizon Communications Inc. (NYSE:VZ) today reported another strong quarter of financial and operational results. Verizon Wireless continued its record of industry-leading profitability, Verizon Telecom reported accelerating sales of FiOS TV, and Verizon Business increased overall sales and sales of strategic services.

Verizon reported third-quarter 2007 earnings of 44 cents in fully diluted earnings per share (EPS). This compares with third-quarter 2006 earnings of 53 cents per share before income from discontinued operations that have since been sold or divested.

On an adjusted basis (non-GAAP), third-quarter 2007 earnings were 63 cents per share. This is a 14.5 percent increase, compared with 55 cents per share in the third quarter 2006 after excluding discontinued operations.

Adjusted earnings in the third quarter 2007 reflect 19 cents per share in special items: 16 cents per share for international taxes, 2 cents per share for costs related to a previously announced spin-off of access lines and 1 cent per share in merger integration costs. Adjusted earnings in the third quarter 2006 excluded 2 cents per share in special items for pension settlement charges, and merger integration and Verizon Center relocation costs.

Successful Transformation

“Our third-quarter results show that we have hit our stride as a leading wireless, broadband and enterprise company,” said Verizon Chairman and CEO Ivan Seidenberg. “In recent years, we have transformed our business model and revenue base. Our results throughout 2007, and especially in the third quarter, show that our strategy has been successful. We expect to build on these results in the fourth quarter and beyond.”

Verizon News Release, page 3

Strong Consolidated Results

Verizon’s total operating revenues grew 5.8 percent to $23.8 billion, compared with the third quarter 2006. Operating revenues grew 6.0 percent on an adjusted basis (non-GAAP). Verizon’s total operating expenses increased 3.4 percent to $19.6 billion, compared with the third quarter 2006. Operating expenses increased 3.5 percent on an adjusted basis (non-GAAP).

On a reported basis, Verizon’s operating income grew 19.0 percent to $4.2 billion, compared with the third quarter 2006. On an adjusted basis, operating income grew 18.5 percent to $4.3 billion.

Operating income margin rose to 17.7 percent, compared with 15.7 percent in the third quarter 2006. On an adjusted basis, Verizon’s operating income margin rose to 18.1 percent, compared with 16.2 percent in the third quarter 2006.

Cash flows from continuing operations totaled $18.0 billion through the first nine months of 2007. This represents 5.0 percent growth over the same period last year.

Dividends, Repurchase Program Reflect Confidence

Reflecting confidence in Verizon’s business model and continued strong cash flows, Verizon’s Board of Directors announced during the third quarter that it had increased the company’s quarterly dividend 6.2 percent, beginning with the Nov. 1 dividend.

Verizon also repurchased nearly $800 million of its shares in the quarter, for a total of $1.7 billion in the last nine months. Verizon is increasing the 2007 target for its share repurchase program to $2.5 billion, up $500 million from the original target.

Verizon News Release, page 4

Wireless Continues to Lead Industry

Verizon Wireless extended its record of strong, industry-leading performance. It continues to be the largest domestic wireless company in total revenues, data revenues and retail customers.

In the third quarter:

•	Nearly all of the 1.8 million retail net customer additions (including acquisitions and adjustments) were post-paid customers.

•	Total customers (retail and wholesale) increased to 63.7 million. The company added 1.6 million total net customers after approximately 115,000 net reductions to the company’s wholesale base.

•	Verizon Wireless continued its industry-leading customer loyalty, with 1.21 percent retail churn. Churn among retail post-paid customers at 0.96 percent was substantially lower.

•	Revenues totaled $11.3 billion, up 14.4 percent. Service revenues were $9.7 billion, up 15.1 percent, driven by customer growth and demand for data services.

•	ARPU levels (average monthly revenue per customer) were the company’s highest ever: $52.17 retail service ARPU, up 1.9 percent year over year; $10.59 retail data ARPU, up 42.9 percent.

•	Wireless operating income margin was 27.1 percent, the company’s second highest. EBITDA margin on service revenues (non-GAAP) was 44.7 percent.

Verizon News Release, page 5

Wireline Reports Strong Growth in FiOS, Strategic Services

Verizon’s Wireline business, which includes Verizon Telecom and Verizon Business, reported continued strong growth in customers of FiOS fiber-optic services and sales of strategic services to enterprise customers.

In the third quarter:

•

Verizon added a net of 202,000 new FiOS TV customers. The company has 717,000 FiOS TV customers in total, with approximately 600,000 added within the past 12 months. Including satellite TV customers served in partnership with DIRECTV (a net of 85,000 added this quarter), Verizon has more than 1.5 million video customers.

•

Verizon added a net of 285,000 new broadband connections (DSL and FiOS Internet connections combined). Broadband connections totaled 8.0 million, an increase of 21.3 percent compared with the third quarter 2006. The company added a net of 229,000 FiOS Internet connections this quarter, for a total of 1.3 million.

•

ARPU in legacy Verizon wireline markets (which excludes former MCI consumer markets) increased 10.8 percent to $58.79, compared with last year’s third quarter. This increase was due to strong demand for broadband and TV services.

•	Wireline operating income margin rose to 9.4 percent, compared with 8.8 percent in last year’s third quarter.

•

Verizon Business had revenues of $5.3 billion, or growth of 2.2 percent compared with last year’s third quarter on an adjusted basis (non-GAAP). This is Verizon Business’ fourth consecutive quarter of year-over-year, pro-forma revenue growth (non-GAAP, calculated as if Verizon and MCI had merged on Jan. 1, 2005).

Verizon News Release, page 6

•

Strong sales of key strategic services — such as IP (Internet protocol), managed services, Ethernet and optical ring services — continued to drive Verizon Business’ growth. These services generated $1.4 billion in revenue, up 28.6 percent from last year’s third quarter.

Details of 3Q 2007 Adjustments

Special items reflected in this quarter’s EPS are:

•	16 cents per share for tax charges that would be payable as a result of possible distributions from the company’s investment in Vodafone Omnitel N.V. Verizon estimates that its portion of these distributions may amount to as much as $2.5 billion pre-tax over the next 12 months.

•	2 cents per share for costs in connection with the spin-off of access lines in Maine, New Hampshire and Vermont. These costs are non-operational and include systems-related costs to enable the spin-off to operate on a stand-alone basis.

•	1 cent per share for MCI merger integration costs.

Additional 3Q Business Group Results

Wireless

•	The company added 1.8 million retail customers — the most in the industry. More than 97 percent of the company’s customer base was retail.

•

Verizon Wireless continued to lead the industry in cost efficiency. Cash expense per customer (non-GAAP) was $28.62, an increase of 2.8 percent over the similar period in 2006 and 3.3 percent over second quarter 2007.

•

Total data revenues were up 63.4 percent over the prior year, contributing $2.0 billion or 20 percent of all service revenues in the quarter. The company had 42.0 million retail data customers in September — a 35.6 percent increase over the prior year and up 6.2 percent sequentially.

•

Verizon Wireless continued to expand the size of its nationwide high-speed wireless broadband network, powered by EV-DO Revision A (Rev. A) technology, making it available in additional cities. At the end of the quarter, more than half of the company’s retail customers — 32 million — had broadband-capable devices.

•

The company unveiled several best-in-class music-capable phones that will be available for the 2007 holiday season, including the Juke by Samsung, the Venus and the Voyager by LG, and the BlackBerry Pearl. Verizon Wireless offers some 25 multimedia phones — at various price points — that can download music over the air and surf the Web wirelessly at broadband speeds.

Verizon News Release, page 7

•

For business customers, Verizon Wireless began offering the industry’s first USB wireless broadband modem and the smallest EV-DO Rev. A modem stick with up to 4GB of data storage capacity. The company also introduced Verizon Wireless Private Network, a secure turnkey network solution that gives greater security to enterprise customers who routinely send proprietary information using Verizon Wireless PC cards, PDAs and smartphones.

•	During the quarter, Verizon Wireless customers sent or received 36.5 billion text messages and 721 million picture/video messages. Customers also completed 29.7 million music and video downloads.

Wireline

•

Wireline total operating revenues were $12.7 billion, a 0.8 percent decrease on an adjusted basis (non-GAAP), compared with third quarter 2006. This includes the continuation of expected declines in former MCI operations serving mass market customers. Excluding these operations, revenues increased 0.9 percent. Wireline total operating expenses were $11.5 billion, a 1.5 percent decrease on an adjusted basis, compared with third quarter 2006.

•

Data revenues across all market segments increased 13.0 percent to $4.6 billion. This is the largest increase (on a non-GAAP basis) since the MCI merger. This reflects increasing revenues from consumer broadband, such as FiOS services and Verizon High Speed Internet (DSL), as well as from wholesale data transport and sales of Verizon Business data services.

•

Revenues in Verizon Telecom’s total consumer market decreased by 2.2 percent, compared with third quarter 2006. However, in legacy Verizon consumer markets year-over-year revenues grew 3.1 percent. In addition, broadband and video revenues in all consumer markets grew more than 67 percent, comparing this year’s third quarter to last year’s.

•

Verizon’s broadband fiber-to-the-premises network, which delivers FiOS Internet and FiOS TV services to customers, passed 8.5 million premises by the end of the quarter. Third-quarter EPS dilution from FiOS deployment and customer-acquisition costs was 9 cents.

•

FiOS Internet was available for sale to 6.5 million premises in parts of 16 states by the end of the quarter. Penetration for the service averaged 20.0 percent across all markets. FiOS TV was available for sale to 4.7 million premises by the end of the quarter. Penetration for the service averaged 15.2 percent across all markets.

•

Verizon Business rolled out significant enhancements to its global networking and managed services offerings, strengthening its position as the global IP leader and network-based solutions partner for corporations and governments worldwide. Rollouts included a managed solution to upgrade networks serving retail stores, branch offices or other remote locations; a Unified Communications solution for voice-over-IP customers; Verizon Integrated Optical Service, which enables enterprises to converge multiple technologies onto a single network; and an extension of the company’s Denial of Service Defense Mitigation security offering to the Asia-Pacific region.

Verizon News Release, page 8

•

Verizon Business also took steps to make it even easier to do business with the company. It enhanced service level agreements for Private IP customers, streamlined billing processes, reduced the number of billing platforms and expanded the availability of the Verizon Business Customer Center portal to customers based in the Asia-Pacific region.

•

Verizon Business continued to expand and enhance its global network. It began deployment of the Internet’s next-generation IPv6 protocol; obtained connectivity to China Telecom’s Next Convergence Network; began construction under a special license of the first multi-terabit, optical submarine cable system directly linking the U.S. mainland and China; and activated additional Converged Packet Architecture switches globally.

•

Multinational corporations including Arup, Cavotec MSL, Deltek, Fujitsu, NAVTEQ, OMX, Schindler Elevator Corp. and Thomson Corp., as well as major U.S. regional players such as Park Nicollet Health Services, completed agreements for a wide range of advanced communications, information technology and professional services. Organizations extending their master service agreements included the Australian Federal Government’s Department of Finance, the Belgian Federal Government Service for Information Communication Technology (ICT), Korn/Ferry International, Martinair and Tele Atlas Data Gent.

Verizon Communications Inc. (NYSE:VZ), headquartered in New York, is a leader in delivering broadband and other wireline and wireless communication innovations to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving 63.7 million customers nationwide. Verizon’s Wireline operations include Verizon Business, which delivers innovative and seamless business solutions to customers around the world, and Verizon Telecom, which brings customers the benefits of converged communications, information and entertainment services over the nation’s most advanced fiber-optic network. A Dow 30 company, Verizon has a diverse workforce of nearly 238,000 and last year generated consolidated operating revenues of more than $88 billion. For more information, visit www.verizon.com.

####

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high quality video and images, and other information are available at Verizon’s News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

Verizon News Release, page 9

NOTE: This news release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products and services; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the ability to complete acquisitions and dispositions; and the extent and timing of our ability to obtain revenue enhancements and cost savings following our business combination with MCI, Inc.

Verizon Communications Inc.

Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	% Change	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	% Change

Operating Revenues	$23,772	$22,459	5.8	$69,629	$65,576	6.2

Operating Expenses
Cost of services and sales	9,608	8,932	7.6	27,751	26,157	6.1
Selling, general & administrative expense	6,349	6,384	(0.5)	19,012	18,610	2.2
Depreciation and amortization expense	3,605	3,606	*	10,711	10,880	(1.6)

Total Operating Expenses	19,562	18,922	3.4	57,474	55,647	3.3

Operating Income	4,210	3,537	19.0	12,155	9,929	22.4
Equity in earnings of unconsolidated businesses	147	288	(49.0)	492	616	(20.1)
Other income and (expense), net	49	100	(51.0)	124	263	(52.9)
Interest expense	(450)	(572)	(21.3)	(1,390)	(1,798)	(22.7)
Minority interest	(1,298)	(1,088)	19.3	(3,720)	(2,940)	26.5

Income Before Provision for Income Taxes, Discontinued Operations, Extraordinary Item and Cumulative Effect of Accounting Change	2,658	2,265	17.4	7,661	6,070	26.2
Provision for income taxes	(1,387)	(720)	92.6	(3,223)	(1,980)	62.8

Income Before Discontinued Operations, Extraordinary Item and Cumulative Effect of Accounting Change	1,271	1,545	(17.7)	4,438	4,090	8.5
Income from discontinued operations, net of tax (1)	—	377	(100.0)	142	1,117	(87.3)
Extraordinary item, net of tax	—	—	*	(131)	—	*
Cumulative effect of accounting change, net of tax	—	—	*	—	(42)	(100.0)

Net Income	$1,271	$1,922	(33.9)	$4,449	$5,165	(13.9)

Basic Earnings per Common Share (2)
Income before discontinued operations, extraordinary item and cumulative
effect of accounting change	$.44	$.53	(17.0)	$1.53	$1.41	8.5
Income from discontinued operations, net of tax	—	.13	(100.0)	.05	.38	(86.8)
Extraordinary item, net of tax	—	—	*	(.05)	—	*
Cumulative effect of accounting change, net of tax	—	—	*	—	(.01)	(100.0)

Net income	$.44	$.66	(33.3)	$1.53	$1.77	(13.6)

Weighted average number of common shares (in millions)	2,896	2,907		2,902	2,911

Diluted Earnings per Common Share (2) (3)
Income before discontinued operations, extraordinary item and cumulative
effect of accounting change	$.44	$.53	(17.0)	$1.53	$1.40	9.3
Income from discontinued operations, net of tax	—	.13	(100.0)	.05	.38	(86.8)
Extraordinary item, net of tax	—	—	*	(.05)	—	*
Cumulative effect of accounting change, net of tax	—	—	*	—	(.01)	(100.0)

Net income	$.44	$.66	(33.3)	$1.53	$1.76	(13.1)

Weighted average number of common shares-assuming dilution (in millions)
	2,900	2,923		2,906	2,945

Footnotes:

(1)	Discontinued Operations includes Verizon Information Services, as well as our interests in Verizon Dominicana, C. por A. and Telecomunicaciones de Puerto Rico, Inc. The dispositions of these non-strategic businesses were completed on November 17, 2006, December 1, 2006 and March 30, 2007, respectively. Discontinued Operations in the first quarter of 2007 includes a gain on the sale of Telecomunicaciones de Puerto Rico, Inc. of $70 million, net of tax.

(2)	EPS totals may not add due to rounding.

(3)	Diluted Earnings per Share includes (i) income related to share dilution (exchangeable equity interests and zero coupon convertible debt) of $4 million and $31 million for the third quarter and year-to-date 2006, respectively, and (ii) the dilutive effect of shares issuable under our stock-based compensation plans, exchangeable equity interests and zero coupon convertible debt, which represent the only potential dilution. The zero coupon debt was retired on May 15, 2006. The exchangeable equity interest was converted on August 15, 2006 by issuing 29.5 million Verizon shares.

*	Not meaningful

Verizon Communications Inc.

Consolidated Statements of Income Before Special Items

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	% Change	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	% Change

Operating Revenues (1)
Wireline	$12,674	$12,781	(0.8)	$37,776	$38,009	(0.6)
Domestic Wireless	11,289	9,869	14.4	32,439	27,944	16.1
Other	(191)	(216)	(11.6)	(586)	(458)	27.9

Total Operating Revenues	23,772	22,434	6.0	69,629	65,495	6.3

Operating Expenses (1)
Cost of services and sales	9,596	8,910	7.7	27,735	26,096	6.3
Selling, general & administrative expense	6,257	6,278	(0.3)	18,783	17,973	4.5
Depreciation and amortization expense	3,605	3,606	*	10,711	10,880	(1.6)

Total Operating Expenses	19,458	18,794	3.5	57,229	54,949	4.1

Operating Income	4,314	3,640	18.5	12,400	10,546	17.6
Operating income impact of operations sold (1)	—	4	(100.0)	—	12	(100.0)
Equity in earnings of unconsolidated businesses	147	288	(49.0)	492	616	(20.1)
Other income and (expense), net	49	100	(51.0)	124	263	(52.9)
Interest expense	(450)	(572)	(21.3)	(1,390)	(1,772)	(21.6)
Minority interest	(1,298)	(1,088)	19.3	(3,720)	(2,940)	26.5

Income Before Provision for Income Taxes and Discontinued Operations	2,762	2,372	16.4	7,906	6,725	17.6
Provision for income taxes	(948)	(760)	24.7	(2,834)	(2,226)	27.3

Income Before Discontinued Operations	1,814	1,612	12.5	5,072	4,499	12.7
Income from discontinued operations, net of tax (2)	—	374	(100.0)	72	1,114	(93.5)

Net Income Before Special Items	$1,814	$1,986	(8.7)	$5,144	$5,613	(8.4)

Basic Adjusted Earnings per Common Share (3)
Income before discontinued operations	$.63	$.55	14.5	$1.75	$1.55	12.9
Income from discontinued operations, net of tax	—	.13	(100.0)	.02	.38	(94.7)

Net income	$.63	$.68	(7.4)	$1.77	$1.93	(8.3)

Weighted average number of common shares (in millions)	2,896	2,907		2,902	2,911

Diluted Adjusted Earnings per Common Share (3) (4)
Income before discontinued operations	$.63	$.55	14.5	$1.75	$1.54	13.6
Income from discontinued operations, net of tax	—	.13	(100.0)	.02	.38	(94.7)

Net income	$.63	$.68	(7.4)	$1.77	$1.92	(7.8)

Weighted average number of common share-assuming dilution (in millions)	2,900	2,923		2,906	2,945

Footnotes:

(1)      Reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results, including the sale of selected non-strategic assets of the Wireline segment during the first quarter of 2007 as follows:

Revenues	$—	$25		$—	$81
Expenses	$—	$21		$—	$69

(2)	Discontinued Operations includes Verizon Information Services, as well as our interests in Verizon Dominicana, C. por A. and Telecomunicaciones de Puerto Rico, Inc. The dispositions of these non-strategic businesses were completed on November 17, 2006, December 1, 2006 and March 30, 2007, respectively. Discontinued Operations in the first quarter of 2007 includes a gain on the sale of Telecomunicaciones de Puerto Rico, Inc. of $70 million, net of tax.

(3)	EPS totals may not add due to rounding.

(4)	Diluted Earnings per Share includes (i) income related to share dilution (exchangeable equity interests and zero coupon convertible debt) of $4 million and $31 million for the third quarter and year-to-date 2006, respectively, and (ii) the dilutive effect of shares issuable under our stock-based compensation plans, exchangeable equity interests and zero coupon convertible debt, which represent the only potential dilution. The zero coupon debt was retired on May 15, 2006. The exchangeable equity interest was converted on August 15, 2006 by issuing 29.5 million Verizon shares.

*	Not meaningful

Verizon Communications Inc.

Consolidated Statements of Income - Reconciliations

(dollars in millions, except per share amounts)

	3 Mos. Ended 9/30/07 Reported (GAAP)	Special and Non-Recurring Items			3 Mos. Ended 9/30/07 Before Special Items
Unaudited		Merger Integration Costs	Access Line Spin-Off Related Charges	International Taxes
Operating Revenues	$23,772	$—	$—	$—	$23,772

Operating Expenses
Cost of services and sales	9,608	(12)	—	—	9,596
Selling, general & administrative expense	6,349	(33)	(46)	(13)	6,257
Depreciation and amortization expense	3,605	—	—	—	3,605

Total Operating Expenses	19,562	(45)	(46)	(13)	19,458

Operating Income	4,210	45	46	13	4,314
Equity in earnings of unconsolidated businesses	147	—	—	—	147
Other income and (expense), net	49	—	—	—	49
Interest expense	(450)	—	—	—	(450)
Minority interest	(1,298)	—	—	—	(1,298)

Income Before Provision for Income Taxes and Discontinued Operations	2,658	45	46	13	2,762
Provision for income taxes	(1,387)	(17)	(2)	458	(948)

Income Before Discontinued Operations	1,271	28	44	471	1,814
Income from discontinued operations, net of tax	—	—	—	—	—

Net Income	$1,271	$28	$44	$471	$1,814

Basic Earnings per Common Share (1)
Income before discontinued operations	$.44	$.01	$.02	$.16	$.63
Income from discontinued operations, net of tax	—	—	—	—	—

Net income	$.44	$.01	$.02	$.16	$.63
Diluted Earnings per Common Share (1)
Income before discontinued operations	$.44	$.01	$.02	$.16	$.63
Income from discontinued operations, net of tax	—	—	—	—	—

Net income	$.44	$.01	$.02	$.16	$.63

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/06 Reported (GAAP)	Special and Non-Recurring Items				3 Mos. Ended 9/30/06 Before Special Items
		Merger Integration Costs	Verizon Center Relocation, Net	Severance, Pension and Benefit Charges	Impact of Operations Sold
Operating Revenues	$22,459	$—	$—	$—	$(25)	$22,434

Operating Expenses
Cost of services and sales	8,932	(6)	—	—	(16)	8,910
Selling, general & administrative expense	6,384	(19)	(48)	(34)	(5)	6,278
Depreciation and amortization expense	3,606	—	—	—	—	3,606

Total Operating Expenses	18,922	(25)	(48)	(34)	(21)	18,794

Operating Income	3,537	25	48	34	(4)	3,640
Operating income impact of operations sold	—	—	—	—	4	4
Equity in earnings of unconsolidated businesses	288	—	—	—	—	288
Other income and (expense), net	100	—	—	—	—	100
Interest expense	(572)	—	—	—	—	(572)
Minority interest	(1,088)	—	—	—	—	(1,088)

Income Before Provision for Income Taxes and Discontinued Operations	2,265	25	48	34	—	2,372
Provision for income taxes	(720)	(9)	(17)	(14)	—	(760)

Income Before Discontinued Operations	1,545	16	31	20	—	1,612
Income from discontinued operations, net of tax	377	—	—	(3)	—	374

Net Income	$1,922	$16	$31	$17	$—	$1,986

Basic Earnings per Common Share (1)
Income before discontinued operations	$.53	$.01	$.01	$.01	$—	$.55
Income from discontinued operations, net of tax	.13	—	—	—	—	.13

Net income	$.66	$.01	$.01	$.01	$—	$.68
Diluted Earnings per Common Share (1)
Income before discontinued operations	$.53	$.01	$.01	$.01	$—	$.55
Income from discontinued operations, net of tax	.13	—	—	—	—	.13

Net income	$.66	$.01	$.01	$.01	$—	$.68

Footnote:

(1)	EPS totals may not add due to rounding.

Note: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

Verizon Communications Inc.

Consolidated Statements of Income - Reconciliations

(dollars in millions, except per share amounts)

Unaudited		Special and Non-Recurring Items
	9 Mos. Ended 9/30/07 Reported (GAAP)	Merger Integration Costs	Sale of Puerto Rico, Net	Loss on CANTV	Access Line Spin-Off Related Charges	International Taxes	9 Mos. Ended 9/30/07 Before Special Items
Operating Revenues	$69,629	$—	$—	$—	$—	$—	$69,629

Operating Expenses
Cost of services and sales	27,751	(16)	—	—	—	—	27,735
Selling, general & administrative expense	19,012	(70)	(100)	—	(46)	(13)	18,783
Depreciation and amortization expense	10,711	—	—	—	—	—	10,711

Total Operating Expenses	57,474	(86)	(100)	—	(46)	(13)	57,229

Operating Income	12,155	86	100	—	46	13	12,400
Equity in earnings of unconsolidated businesses	492	—	—	—	—	—	492
Other income and (expense), net	124	—	—	—	—	—	124
Interest expense	(1,390)	—	—	—	—	—	(1,390)
Minority interest	(3,720)	—	—	—	—	—	(3,720)

Income Before Provision for Income Taxes, Discontinued Operations and Extraordinary Item	7,661	86	100	—	46	13	7,906
Provision for income taxes	(3,223)	(32)	(35)	—	(2)	458	(2,834)

Income Before Discontinued Operations and Extraordinary Item	4,438	54	65	—	44	471	5,072
Income from discontinued operations, net of tax	142	—	(70)	—	—	—	72
Extraordinary item, net of tax	(131)	—	—	131	—	—	—

Net Income	$4,449	$54	$(5)	$131	$44	$471	$5,144

Basic Earnings per Common Share (1)
Income before discontinued operations and extraordinary item	$1.53	$.02	$.02	$—	$.02	$.16	$1.75
Income from discontinued operations, net of tax	.05	—	(.02)	—	—	—	.02
Extraordinary item, net of tax	(.05)	—	—	.05	—	—	—

Net income	$1.53	$.02	$—	$.05	$.02	$.16	$1.77
Diluted Earnings per Common Share (1)
Income before discontinued operations and extraordinary item	$1.53	$.02	$.02	$—	$.02	$.16	$1.75
Income from discontinued operations, net of tax	.05	—	(.02)	—	—	—	.02
Extraordinary item, net of tax	(.05)	—	—	.05	—	—	—

Net income	$1.53	$.02	$—	$.05	$.02	$.16	$1.77

(dollars in millions, except per share amounts)

		Special and Non-Recurring Items
Unaudited	9 Mos. Ended 9/30/06 Reported (GAAP)	Extinguishment of Debt	Impact of Accounting for Share Based Payments	Merger Integration Costs	Verizon Center Relocation, Net	Severance, Pension and Benefits Charges	Impact of Operations Sold	9 Mos. Ended 9/30/06 Before Special Items
Operating Revenues	$65,576	$—	$—	$—	$—	$—	$(81)	$65,495

Operating Expenses
Cost of services and sales	26,157	—	—	(6)	—	—	(55)	26,096
Selling, general & administrative expense	18,610	—	—	(151)	(138)	(334)	(14)	17,973
Depreciation and amortization expense	10,880	—	—	—	—	—	—	10,880

Total Operating Expenses	55,647	—	—	(157)	(138)	(334)	(69)	54,949

Operating Income	9,929	—	—	157	138	334	(12)	10,546
Operating income impact of operations sold	—	—	—	—	—	—	12	12
Equity in earnings of unconsolidated businesses	616	—	—	—	—	—	—	616
Other income and (expense), net	263	—	—	—	—	—	—	263
Interest expense	(1,798)	26	—	—	—	—	—	(1,772)
Minority interest	(2,940)	—	—	—	—	—	—	(2,940)

Income Before Provision for Income Taxes Discontinued Operations and Cumulative Effect of Accounting Change	6,070	26	—	157	138	334	—	6,725
Provision for income taxes	(1,980)	(10)	—	(58)	(50)	(128)	—	(2,226)

Income Before Discontinued Operations and Cumulative Effect of Accounting Change	4,090	16	—	99	88	206	—	4,499
Income from discontinued operations, net of tax	1,117	—	—	—	—	(3)	—	1,114
Cumulative effect of accounting change, net of tax	(42)	—	42	—	—	—	—	—

Net Income	$5,165	$16	$42	$99	$88	$203	$—	$5,613

Basic Earnings per Common Share (1)
Income before discontinued operations and cumulative effect of accounting change	$1.41	$.01	$—	$.03	$.03	$.07	$—	$1.55
Income from discontinued operations, net of tax	.38	—	—	—	—	—	—	.38
Cumulative effect of accounting change, net of tax	(.01)	—	.01	—	—	—	—	—

Net income	$1.77	$.01	$.01	$.03	$.03	$.07	$—	$1.93

Diluted Earnings per Common Share (1)
Income before discontinued operations and cumulative effect of accounting change	$1.40	$.01	$—	$.03	$.03	$.07	$—	$1.54
Income from discontinued operations, net of tax	.38	—	—	—	—	—	—	.38
Cumulative effect of accounting change, net of tax	(.01)	—	.01	—	—	—	—	—

Net income	$1.76	$.01	$.01	$.03	$.03	$.07	$—	$1.92

Footnote:

(1)	EPS totals may not add due to rounding.

Note: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

Verizon Communications Inc.

Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)

Unaudited	9/30/07	9/30/06
Debt to debt and shareowners' equity ratio-end of period	38.8%	47.4%

Book value per common share	$17.19	$15.85

Common shares outstanding (in millions)
End of period	2,890	2,920
Total employees (1)	237,858	234,595

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06
Capital expenditures (including capitalized software)
Wireline	$2,753	$2,334	$7,873	$7,344
Domestic Wireless	1,515	1,623	4,903	4,801
Other	9	36	16	133

Total	$4,277	$3,993	$12,792	$12,278

Cash dividends declared per common share	$0.430	$0.405	$1.240	$1.215

Footnote:

(1)	Prior period has been reclassified to reflect comparable amounts.

Verizon Communications Inc.

Consolidated Balance Sheets

(dollars in millions)

Unaudited	9/30/07	12/31/06	$ Change
Assets
Current assets
Cash and cash equivalents	$715	$3,219	$(2,504)
Short-term investments	1,194	2,434	(1,240)
Accounts receivable, net	11,509	10,891	618
Inventories	1,786	1,514	272
Assets held for sale	—	2,592	(2,592)
Prepaid expenses and other	1,833	1,888	(55)

Total current assets	17,037	22,538	(5,501)

Plant, property and equipment	211,152	204,109	7,043
Less accumulated depreciation	126,823	121,753	5,070

	84,329	82,356	1,973

Investments in unconsolidated businesses	5,453	4,868	585
Wireless licenses	50,755	50,959	(204)
Goodwill	5,442	5,655	(213)
Other intangible assets, net	5,078	5,140	(62)
Other assets	17,525	17,288	237

Total Assets	$185,619	$188,804	$(3,185)

Liabilities and Shareowners' Investment
Current liabilities
Debt maturing within one year	$2,064	$7,715	$(5,651)
Accounts payable and accrued liabilities	14,244	14,320	(76)
Liabilities related to assets held for sale	—	2,154	(2,154)
Other	7,850	8,091	(241)

Total current liabilities	24,158	32,280	(8,122)

Long-term debt	29,383	28,646	737
Employee benefit obligations	30,592	30,779	(187)
Deferred income taxes	14,118	16,270	(2,152)
Other liabilities	6,445	3,957	2,488

Minority interest	31,234	28,337	2,897

Shareowners' investment
Common stock	297	297	—
Contributed capital	40,289	40,124	165
Reinvested earnings	18,049	17,324	725
Accumulated other comprehensive loss	(6,216)	(7,530)	1,314
Common stock in treasury, at cost	(2,832)	(1,871)	(961)
Deferred compensation - employee stock ownership plans and other	102	191	(89)

Total shareowners' investment	49,689	48,535	1,154

Total Liabilities and Shareowners' Investment	$185,619	$188,804	$(3,185)

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	$ Change
Cash Flows From Operating Activities
Net Income	$4,449	$5,165	$(716)
Adjustments to reconcile net income to net cash provided by operating activities - continuing operations:
Depreciation and amortization expense	10,711	10,880	(169)
Employee retirement benefits	1,290	1,466	(176)
Deferred income taxes	708	(522)	1,230
Provision for uncollectible accounts	741	814	(73)
Equity in earnings of unconsolidated businesses	(492)	(616)	124
Extraordinary item, net of tax	131	—	131
Cumulative effect of accounting change, net of tax	—	42	(42)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,296)	(1,517)	(779)
Other, net	2,777	1,441	1,336

Net cash provided by operating activities - continuing operations	18,019	17,153	866
Net cash provided by (used in) operating activities - discontinued operations	(570)	1,113	(1,683)

Net cash provided by operating activities	17,449	18,266	(817)

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(12,792)	(12,278)	(514)
Acquisitions, net of cash acquired, and investments	(697)	1,053	(1,750)
Net change in short-term investments	1,267	1,506	(239)
Other, net	981	556	425

Net cash used in investing activities - continuing operations	(11,241)	(9,163)	(2,078)
Net cash provided by (used in) investing activities - discontinued operations	757	(159)	916

Net cash used in investing activities	(10,484)	(9,322)	(1,162)

Cash Flows From Financing Activities
Proceeds from long-term borrowings	3,402	3,958	(556)
Repayments of long-term borrowings and capital lease obligations	(4,994)	(8,706)	3,712
Increase (decrease) in short-term obligations, excluding current maturities	(3,438)	1,831	(5,269)
Dividends paid	(3,529)	(3,537)	8
Proceeds from sale of common stock	794	115	679
Purchase of common stock for treasury	(1,734)	(1,348)	(386)
Other, net	30	4	26

Net cash used in financing activities - continuing operations	(9,469)	(7,683)	(1,786)
Net cash used in financing activities - discontinued operations	—	(176)	176

Net cash used in financing activities	(9,469)	(7,859)	(1,610)

Increase (decrease) in cash and cash equivalents	(2,504)	1,085	(3,589)
Cash and cash equivalents, beginning of period	3,219	760	2,459

Cash and cash equivalents, end of period	$715	$1,845	$(1,130)

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	% Change	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	% Change
Wireline Operating Revenues
Verizon Telecom
Mass Markets	$5,505	$5,587	(1.5)	$16,551	$16,772	(1.3)
Wholesale	2,048	2,107	(2.8)	6,076	6,272	(3.1)
Other	482	573	(15.9)	1,432	1,797	(20.3)
Verizon Business
Enterprise Business	3,717	3,630	2.4	10,957	10,582	3.5
Wholesale	836	806	3.7	2,530	2,441	3.6
International and Other	789	793	(0.5)	2,376	2,309	2.9
Eliminations	(703)	(715)	(1.7)	(2,146)	(2,164)	(0.8)

Total Operating Revenues	12,674	12,781	(0.8)	37,776	38,009	(0.6)

Operating Expenses
Cost of services and sales	6,347	6,266	1.3	18,759	18,491	1.4
Selling, general & administrative expense	2,846	3,020	(5.8)	8,730	8,937	(2.3)
Depreciation and amortization expense	2,295	2,376	(3.4)	6,833	7,164	(4.6)

Total Operating Expenses	11,488	11,662	(1.5)	34,322	34,592	(0.8)

Operating Income	$1,186	$1,119	6.0	$3,454	$3,417	1.1
Operating Income Margin	9.4%	8.8%		9.1%	9.0%

Segment Income	$310	$390	(20.5)	$1,051	$1,192	(11.8)

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited				09/30/07	09/30/06	% Change

Switched access lines in service (000)
Residence				25,559	28,523	(10.4)
Business				16,446	17,095	(3.8)
Public				311	355	(12.4)

Total				42,316	45,973	(8.0)

Wholesale voice connections* (000)				3,046	3,621	(15.9)
Broadband connections (000)				7,971	6,573	21.3

				(dollars in millions)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	% Change	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	% Change

High capacity and digital data revenues
Data transport	$4,261	$3,814	11.7	$12,341	$11,092	11.3
Data solutions	365	278	31.3	961	752	27.8

Total revenues	$4,626	$4,092	13.0	$13,302	$11,844	12.3

Footnote:

*	Resale and UNE-P lines, including lines covered under commercial agreements.

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Verizon Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	% Change	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	% Change
Revenues
Service revenues	$9,749	$8,469	15.1	$28,142	$24,114	16.7
Equipment and other	1,540	1,400	10.0	4,297	3,830	12.2

Total Revenues	11,289	9,869	14.4	32,439	27,944	16.1

Operating Expenses
Cost of services and sales	3,551	2,930	21.2	9,843	8,347	17.9
Selling, general & administrative expense	3,385	3,132	8.1	9,956	8,837	12.7
Depreciation and amortization expense	1,299	1,220	6.5	3,848	3,684	4.5

Total Operating Expenses	8,235	7,282	13.1	23,647	20,868	13.3

Operating Income	$3,054	$2,587	18.1	$8,792	$7,076	24.3
Operating Income Margin	27.1%	26.2%		27.1%	25.3%

Segment Income	$978	$804	21.6	$2,804	$2,164	29.6

Verizon Communications Inc. Verizon Wireless – Selected Operating Statistics
Unaudited				9/30/07	9/30/06	% Change
Total Customers (000)				63,699	56,747	12.3
Retail Customers (000)				61,840	54,562	13.3

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06	% Change	9 Mos. Ended 9/30/07	9 Mos. Ended 9/30/06	% Change
Total Customer net adds in period (1) (000)	1,645	1,912	(14.0)	4,647	5,410	(14.1)
Retail Customer net adds in period (2) (000)	1,760	1,981	(11.2)	5,028	5,526	(9.0)
Total churn rate	1.27%	1.24%		1.22%	1.18%
Retail churn rate	1.21%	1.15%		1.12%	1.09%

Footnotes:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment	transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

(1)	Includes acquisitions and adjustments of 7,000, - and 2,000 customers in the first, second and third quarters of 2007 and 17,000, 7,000 and - customers in the first, second and third quarters of 2006, respectively.

(2)	Includes acquisitions and adjustments of 7,000, - and 2,000 customers in the first, second and third quarters of 2007, and 17,000, 83,000 and - customers in the first, second and third quarters of 2006, respectively. The second quarter 2006 acquisition and adjustment of 83,000 customers includes 76,000 reseller customers which were already included in the total customer base.

Verizon Communications Inc.

Consolidated EBITDA

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 9/30/06
Verizon Consolidated EBITDA
Consolidated Net Income Before Special Items	$1,814	$1,986
Add/subtract non-operating items:
Discontinued Operations, net of taxes	—	(374)
Provision for income taxes	948	760
Minority Interest	1,298	1,088
Interest expense	450	572
Other income/(expense), net	(49)	(100)
Equity in earnings of unconsolidated business	(147)	(288)
Operating income impact of operations sold	—	(4)

Operating income	4,314	3,640
Add depreciation and amortization expense	3,605	3,606

Verizon EBITDA	$7,919	$7,246

Verizon total revenues	$23,772	$22,434

Verizon operating income margin	18.1%	16.2%

Verizon EBITDA margin	33.3%	32.3%

Verizon Communications Inc.

Other Reconciliations-Wireless

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/07
EBITDA—Verizon Wireless
Segment income:
Wireline	$310
Verizon Wireless	978

Total segments	1,288
Corporate and other	526

Consolidated net income	$1,814

Verizon Wireless EBITDA
Segment income	$978
Add/subtract non-operating items:
Provision for income taxes	729
Minority interest	1,298
Interest expense	56
Other income/(expense), net	3
Equity in earnings of unconsolidated businesses	(10)

Operating income	3,054
Add depreciation and amortization expense	1,299

Verizon Wireless EBITDA	$4,353

Verizon Wireless total revenues	$11,289

Verizon Wireless service revenues	$9,749

Verizon Wireless operating income margin	27.1%

Verizon Wireless EBITDA margin	44.7%

(dollars in millions, except Total Service ARPU and Cash Expense per Customer)

Unaudited	3 Mos. Ended 9/30/07	3 Mos. Ended 6/30/07	3 Mos. Ended 3/31/07	3 Mos. Ended 9/30/06
Domestic Wireless Cash Cost Per Customer
Domestic Wireless Cost of Services and Sales	$3,551	$3,270	$3,022	$2,930
Domestic Wireless Selling, General & Administrative Expense	3,385	3,271	3,300	3,132
Less Equipment and Other Revenue	(1,540)	(1,441)	(1,316)	(1,400)

Cash Expense	$5,396	$5,100	$5,006	$4,662
Cumulative average customer (millions)	188.54	184.12	179.62	167.39
Cash Expense Per Customer	$28.62	$27.70	$27.87	$27.85

Total Service ARPU	$51.70	$51.05	$50.06	$50.59

Verizon Communications Inc.

Pro Forma Combined Selected Financial Results Before Special Items

For the Nine Months Ended September 30, 2006

		(dollars in millions)
		Pro Forma
Unaudited	Verizon (1)	Adjustments (2)	Combined
Operating Revenues	$65,495	$227	$65,722
Operating Expenses	54,949	240	55,189

Operating Income	10,546	(13)	10,533

Income Before Provision for Income Taxes and Discontinued Operations	6,725	(16)	6,709

Weighted average number of common shares (in millions) - Basic	2,911	—	2,911
Weighted average number of common shares (in millions) - Diluted	2,945	—	2,945

For the Year Ended December 31, 2005

		(dollars in millions)
		Pro Forma
Unaudited	Verizon (1)	Adjustments (3)	Combined
Operating Revenues	$69,338	$16,119	$85,457
Operating Expenses	57,085	15,493	72,578

Operating Income	12,253	626	12,879

Income Before Provision for Income Taxes and Discontinued Operations	8,196	697	8,893

Weighted average number of common shares (in millions) - Basic	2,766	163	2,929
Weighted average number of common shares (in millions) - Diluted	2,817	163	2,980

Footnotes:

1.	Selected financial results before special items. For a reconciliation of reported results to results before special items, see the corresponding Consolidated Statements of Income - Reconciliations for the period noted accompanying this material.

2.	MCI, Inc. results for the period prior to the acquisition, on January 1 through January 5, 2006.

3.	The unaudited pro forma information contains the actual combined operating results of Verizon and the former MCI, with the results prior to the acquisition date adjusted to include the pro forma impact of: the elimination of transactions between Verizon and the former MCI; the adjustment of amortization of acquired intangible assets and depreciation of fixed assets based on the purchase price allocation; the elimination of merger expenses incurred by the former MCI; the reclassification of revenues and operating expenses to reflect comparable operating results, including for the sale of selected non-strategic assets during the first quarter of 2007; the adjustment of interest expense reflecting the redemption of all of MCI’s debt and the replacement of that debt with $4 billion of new debt issued in February 2006 at Verizon's weighted average borrowing rate; and the elimination of severance expense incurred by the former MCI. Full year 2005 unaudited pro forma results include $82 million of income, which was reported as discontinued operations by the former MCI for an operation sold during the first quarter of 2005; and the conversion of MCI shares into Verizon shares issued in connection with the merger. Given that the former MCI’s 2005 reported tax provision included certain one-time items, pro forma results are presented on an income before tax basis.

Verizon Communications Inc.

Pro Forma Combined Selected Financial Results Before Special Items

For the Year Ended December 31, 2005 by Quarter and Quarter Ended March 31, 2006

					(dollars in millions)
	2005 (1)					2006
Unaudited	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Annual	1Q06
Operating Revenues	$20,878	$21,271	$21,574	$21,734	$85,457	$21,429
Operating Expenses	17,951	18,127	18,260	18,240	72,578	18,170

Operating Income	2,927	3,144	3,314	3,494	12,879	3,259

Income Before Provision for Income Taxes and Discontinued Operations	2,125	2,233	2,343	2,192	8,893	2,044

Weighted average number of common shares (in millions) - Basic	2,932	2,929	2,928	2,927	2,929	2,915
Weighted average number of common shares (in millions) - Diluted	2,984	2,981	2,980	2,979	2,980	2,963
Depreciation and Amortization Expense included in Operating Expenses	$3,647	$3,682	$3,705	$3,761	$14,795	$3,686
Income from discontinued operations	$439	$306	$359	$348	$1,452	$392

Footnotes:

1.	The unaudited pro forma information contains the actual combined operating results of Verizon and the former MCI, with the results prior to the acquisition date adjusted to include the pro forma impact of: the elimination of transactions between Verizon and the former MCI; the adjustment of amortization of acquired intangible assets and depreciation of fixed assets based on the purchase price allocation; the elimination of merger expenses incurred by the former MCI; the reclassification of revenues and operating expenses to reflect comparable operating results, including for the sale of selected non-strategic assets during the first quarter of 2007; the adjustment of interest expense reflecting the redemption of all of MCI’s debt and the replacement of that debt with $4 billion of new debt issued in February 2006 at Verizon's weighted average borrowing rate; and the elimination of severance expense incurred by the former MCI. Full year 2005 unaudited pro forma results include $82 million of income, which was reported as discontinued operations by the former MCI for an operation sold during the first quarter of 2005; and the conversion of MCI shares into Verizon shares issued in connection with the merger. Given that the former MCI’s 2005 reported tax provision included certain one-time items, pro forma results are presented on an income before tax basis.

Verizon Communications Inc.

Other Reconciliations-Wireline Unaudited Pro Forma Selected Financial Results

For the Three Months Ended September 30, 2005

		(dollars in millions)
		Pro Forma
Unaudited	Verizon (1)	Adjustments (2)	Combined
Wireline Operating Revenues	$9,445	$3,958	$13,403
Verizon Telecom Operating Revenues	7,952	833	8,785
Verizon Business Operating Revenues	1,946	3,404	5,350
Strategic Services Revenue (3)	138	711	849
Wireline Data Revenue	2,162	1,689	3,851

Footnotes:

1)	Selected financial results before special items. For a reconciliation of reported results to results before special items, see the corresponding Consolidated Statements of Income - Reconciliations for the period noted accompanying this material.

2)	The unaudited Proforma information contains the actual combined operating results of Verizon and the former MCI, for the period prior to the acquisition.

3)	Private IP, IP VPN, Security, Managed Network Data, Hosting, Ethernet and Ring Services; excludes Dial-up.